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Exhibit 4.1

HOLLYWOOD ENTERTAINMENT CORPORATION,

HOLLYWOOD MANAGEMENT COMPANY

and

BNY WESTERN TRUST COMPANY,

as Trustee

9.625% Senior Subordinated Notes due 2011

FIRST SUPPLEMENTAL INDENTURE

Dated as of December 18, 2002

to

Indenture Dated as of January 25, 2002

i

Section 13.04	Governing Law.	74
Section 13.05	No Personal Liability of Directors, etc.	74
Section 13.06	Successors.	74
Section 13.07	Multiple Originals.	74
Section 13.08	Table of Contents; Headings.	74
Section 13.09	Not Responsible for Recitals or Issuance of Notes.	74
Section 13.10	Adoption, Ratification and Confirmation.	74
EXHIBIT A	Form of Note
EXHIBIT B	Form of Senior Subordinated Guarantee
EXHIBIT C	Form of Certificate of Transfer
EXHIBIT D	Form of Certificate of Exchange
EXHIBIT E	Form of Certificate of Acquiring Institutional Accredited Investor

        This FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of December 18, 2002 to the Indenture between HOLLYWOOD ENTERTAINMENT CORPORATION, an Oregon corporation (the "Company"), HOLLYWOOD MANAGEMENT COMPANY (as defined herein and, together with the Company, the "Issuers") and BNY WESTERN TRUST COMPANY, a California corporation, as Trustee, dated as of January 25, 2002 (the "Base Indenture", as supplemented by this Supplemental Indenture, the "Indenture").

RECITALS

        WHEREAS, the Company, Hollywood Management Company and the Trustee have heretofore executed and delivered the Base Indenture to provide for the issuance of the Company's debt securities in one or more series;

        WHEREAS, Sections 2.01, 2.02 and 10.01 of the Base Indenture provide, among other things, that the Company, Hollywood Management Company and the Trustee may enter into indentures supplemental to the Base Indenture to provide for specific terms applicable to any series of Securities (as defined in the Base Indenture) and to add to or modify the covenants of the Company or other provisions of the Base Indenture for the benefit of the Holders of all or any series of Securities;

        WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture to provide for the issuance of:

          (i)    on December 18, 2002 (the "Issue Date"), $225,000,000 aggregate principal amount of its 9.625% Senior Subordinated Notes due 2011 (the "Initial Notes");

          (ii)  if and when issued, additional 9.625% Senior Subordinated Notes due 2011 which may be offered subsequent to the Issue Date in accordance with the Indenture (the "Additional Notes"), which may be in the form of Restricted Additional Notes or Unrestricted Additional Notes;

          (iii)  if and when issued pursuant to a registered exchange offer for Restricted Additional Notes as provided for in the applicable Registration Rights Agreement, if any, its additional 9.625% Senior Subordinated Notes due 2011 (the "Exchange Notes"); and

          (iv)  if and when issued pursuant to a private exchange for Restricted Additional Notes as provided for in the applicable Registration Rights Agreement, if any, its additional 9.625% Senior Subordinated Notes due 2011 (the "Private Exchange Notes," and together with the Initial Notes, any Additional Notes and any Exchange Notes, the "Notes"),

and the Company and the Trustee have agreed that the Company shall issue and deliver, and the Trustee shall authenticate, the Notes pursuant to the terms of this Supplemental Indenture and substantially in the form set forth as Exhibit A hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Base Indenture and this Supplemental Indenture;

        WHEREAS, Hollywood Management Company has duly authorized the execution and delivery of this Supplemental Indenture to provide for the Guarantee of the Notes by Hollywood Management Company substantially in the form of Exhibit B hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Base Indenture and this Supplemental Indenture; and

        WHEREAS, all action on the part of the Issuers necessary to make this Supplemental Indenture a valid agreement of the Issuers and to authorize the issuance of the Notes (and the Guarantee endorsed thereon) under the Indenture has been duly taken;

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Application of Supplemental Indenture
and Creation of 9.625% Senior Subordinated Notes due 2011

        Section 1.01    Application of This Supplemental Indenture.

        Notwithstanding any other provision of this Supplemental Indenture, the provisions of this Supplemental Indenture, including as provided in Section 1.02 below, are expressly and solely for the benefit of the Notes and the Guarantees. The Notes constitute a series of Securities as provided in Section 2.01 of the Base Indenture. Unless otherwise expressly specified, references in this Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Supplemental Indenture, and not the Base Indenture or any other document.

        Section 1.02    Effect of Supplemental Indenture.

        With respect to the Notes (and any Guarantee endorsed thereon) only, the Base Indenture shall be supplemented pursuant to Sections 2.01, 2.02 and 10.01 thereof to establish the terms of the Notes (and any Guarantee endorsed thereon) as set forth in this Supplemental Indenture, including as follows:

          (a)    Definitions.    The definitions set forth in Article I of the Base Indenture shall be modified to the extent provided in Article II of this Supplemental Indenture;

          (b)    Form and Terms.    The form and terms of the securities representing the Notes required to be established pursuant to Sections 2.01 and 2.02 of the Base Indenture shall be established in accordance with Sections 1.03 through 1.09 of this Supplemental Indenture;

          (c)    Transfer and Exchange.    The provisions of Section 2.05 of the Base Indenture regarding transfer and exchange are deleted and replaced in their entirety by the provisions of Article III of this Supplemental Indenture;

          (d)    Redemption.    The provisions of Article III of the Base Indenture regarding redemption are supplemented by the provisions of Article IV of this Supplemental Indenture;

          (e)    Covenants.    The provisions of Article VI of the Base Indenture regarding certain covenants of the Company are supplemented and amended by the provisions of Article V of this Supplemental Indenture;

          (f)    Discharge and Defeasance.    The provisions of Articles V and XII of the Base Indenture regarding discharge and defeasance are deleted and replaced in their entirety by the provisions of Article VIII of this Supplemental Indenture;

          (g)    Events of Default.    The provisions of Section 8.01 of the Base Indenture regarding Events of Default are deleted and replaced in their entirety by the provisions of Article VII of this Supplemental Indenture;

          (h)    Mergers; Transfers of Assets.    The provisions of Article XI of the Base Indenture regarding mergers and transfers of assets are deleted and replaced in their entirety by Article VI of this Supplemental Indenture;

          (i)    Consents and Waivers.    The provisions of Sections 10.01 and 10.02 of the Base Indenture regarding consents and waivers are deleted and replaced in their entirety by the provisions of Article IX of this Supplemental Indenture;

          (j)    Guarantees.    The provisions of Section 10.07 of the Base Indenture regarding Guarantees are deleted and replaced in their entirety by Article XI of this Supplemental Indenture;

          (k)    Subordination.    The provisions of Articles X and XII of this Supplemental Indenture regarding subordination shall supplement the Base Indenture; and

          (l)    Miscellaneous.    The provisions of Article XIII of this Supplemental Indenture regarding other items shall supplement the Base Indenture.

        To the extent that the provisions of this Supplemental Indenture (including those referred to in clauses (a) through (l) above) conflict with any provision of the Base Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

        Section 1.03    Authentication; Designation and Amount of Notes.

        One Responsible Officer shall sign the Notes for the Company by manual or facsimile signature.

        If a Responsible Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

        The Trustee shall authenticate the Notes upon receipt of a written authentication order by the Company (an "Authentication Order").

        A Note shall not be valid until authenticated by the manual or facsimile signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under the Indenture.

        The Notes shall be known and designated as the "9.625% Senior Subordinated Notes due 2011." The aggregate principal amount of the Initial Notes to be authenticated and delivered by the Trustee shall be an amount up to $200,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Notes pursuant to Section 2.06, 2.07, 3.05 or 10.06 of the Base Indenture). The aggregate principal amount of Additional Notes that may be authenticated and delivered under the Indenture on one or more occasions is unlimited; provided the issuance of any Additional Notes is subject to compliance with Section 5.01 of this Supplemental Indenture.

        The Notes (including the Initial Notes and any Additional Notes, Exchange Notes or Private Exchange Notes) shall together constitute one series for purposes of the Base Indenture and this Supplemental Indenture, including, without limitation, vote, waivers, consents, amendments, redemptions and offers to purchase.

        The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Supplemental Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

        Section 1.04    Form and Dating.

          (a)    General.    The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A to this Supplemental Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Base Indenture, and the Company and the

  Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound hereby and thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

          (b)    Global Notes.    The Initial Notes and, unless specified in a Board Resolution and Officer's Certificate as provided in clause (d) below, any Additional Notes shall be issued initially in the form of a Global Note or Global Notes. Subject to Article III of this Supplemental Indenture, Notes issued in global form shall be substantially in the form of Exhibit A (including the Global Note Legend thereon), and Notes issued in definitive form shall be substantially in the form of Exhibit A (but without the Global Note Legend thereon). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Article III of this Supplemental Indenture.

          (c)    Global Note Legend.    Each Global Note shall bear a legend substantially in the following form:

            UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE DEPOSITORY TRUST COMPANY SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY AND THE REGISTRAR. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          (d)    Additional Notes.    The terms of any Additional Notes shall be substantially identical to those of the Initial Notes (except for the first interest payment date and except that Additional Notes may be issued as Restricted Additional Notes or Unrestricted Additional Notes). With respect to any Additional Notes, the Company shall set forth in a Board Resolution and in an Officer's Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

            (1)  the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Supplemental Indenture;

            (2)  the issue price and issue date of such Additional Notes and the amount of interest payable on the first interest payment date applicable thereto; and

            (3)  whether such Additional Notes shall be Restricted Additional Notes or Unrestricted Additional Notes, and in the case of Restricted Additional Notes, (i) limitations on purchasers for such Restricted Additional Notes (e.g., issuances to qualified institutional buyers (as defined in Rule 144A promulgated under the Securities Act) only) and (ii) registration obligations relating to the Restricted Additional Notes, including relating to additional interest payable on such Notes in the event of the failure by the Company to register such Notes during the periods specified in the applicable Registration Rights Agreement.

        Section 1.05    Registrar and Paying Agent.

        The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Supplemental Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

        The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

        The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

        Section 1.06    Paying Agent To Hold Money in Trust.

        The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest (including Additional Interest, if any) on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

        Section 1.07    Defaulted Interest.

        If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date (a "Special Record Date"), in each case at the rate provided in the Notes. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such Special Record Date and payment date; provided that no such Special Record Date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the Special Record Date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the Special Record Date, the related payment date and the amount of such interest to be paid.

        Section 1.08    Outstanding Notes.

        The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding. Except as set forth in Section 1.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

        If a Note is replaced pursuant to Section 2.07 of the Base Indenture, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

        If the principal amount of any Note is considered paid under Section 6.01 of the Base Indenture, it ceases to be outstanding and interest on it ceases to accrue.

        If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

        Section 1.09    Treasury Notes.

        In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

ARTICLE II

Definitions and Incorporation by Reference

        Section 2.01    Definitions.

        (a)  All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Base Indenture.

        (b)  The following are definitions used in this Supplemental Indenture and to the extent that a term is defined both herein and in the Base Indenture, unless otherwise specified, the definition in this Supplemental Indenture shall govern with respect to the Notes.

        "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

        "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

        "Agent" means any Registrar, Paying Agent or co-registrar.

        "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of DTC, Euroclear and Clearstream that apply to such transfer or exchange.

        "Asset Acquisition" means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

        "Asset Sale" means any direct or indirect issuance, sale, lease (other than operating leases entered into in the ordinary course of business), assignment or other disposition for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of: (1) any Capital Stock of any Restricted Subsidiary of the Company other than directors' qualifying shares; or (2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that the term "Asset Sale" shall not include: (a) any transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million; (b) any sale, lease, or other disposition of all or substantially all of the assets of the Company as permitted by Section 6.01; (c) any Restricted Payment permitted by Section 5.02 or that constitutes a Permitted Investment; and (d) any sale or disposition that may be deemed to result from the creation of, or exercise or remedies under, any in connection with Permitted Liens.

        "Bankruptcy Law" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute or any other United States federal, state or local law or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter.

        "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

        "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Business Day" means any day that is not a Legal Holiday.

        "Capital Stock" means:

          (1)  with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

          (2)  with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

        "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of Indebtedness represented by such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

        "Cash Equivalents" means:

          (1)  marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (2)  marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's");

          (3)  commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

          (4)  certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

          (5)  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

          (6)  investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

        "Change of Control" means the occurrence of one or more of the following events:

          (1)  any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture);

          (2)  the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture);

          (3)  any Person or Group (other than any entity formed for the purpose of owning Capital Stock of the Company) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or

          (4)  during any consecutive two-year period, individuals who at the beginning of the period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

        "Clearstream" means Clearstream Banking, société anonyme.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commission" means the Securities and Exchange Commission.

        "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

        "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

          (1)  Consolidated Net Income; plus

          (2)  to the extent Consolidated Net Income has been reduced thereby:

            (a)  all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business);

            (b)  Consolidated Interest Expense;

            (c)  (i) any amortization of debt discount and amortization or write-off of deferred financing costs; (ii) the net costs under Interest Swap Obligations; (iii) all capitalized interest; and (iv) the interest portion of any deferred payment obligation; and

            (d)  Consolidated Non-cash Charges;

less any non-cash items (other than the accrual of revenue in the ordinary course of business) increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person for the most recently ended four full fiscal quarters for which internal financial statements are available (the "Four Quarter Period") immediately preceding the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. For purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis, without duplication, to:

          (1)  the incurrence or repayment, purchase, defeasance, redemption or other acquisition or retirement of any Indebtedness of such Person or any of its Restricted Subsidiaries giving rise to the need to make such calculation (including, with respect to such incurrence, any application of the proceeds thereof) to any such repayment, purchase, defeasance, redemption or other acquisition or retirement and any other incurrence or repayment, purchase, defeasance, redemption or other acquisition or retirement of Indebtedness, other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence and/or repayment, purchase, defeasance, redemption or other acquisition or retirement, as the case may be, occurred on the first day of the Four Quarter Period; and

          (2)  any Asset Sale or Asset Acquisition giving rise to the need to make such calculation and any other Asset Sale or Asset Acquisition occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date (including in each case any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act), as if such Asset Sale or Asset Acquisition occurred on the first day of the Four Quarter Period.

If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the provisions of clause (1) above shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

        Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

          (1)  interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

          (2)  notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

        "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

          (1)  Consolidated Interest Expense; plus

          (2)  the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

          (1)  the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding (i) (a) any amortization of debt discount and amortization or write-off of deferred financing costs or (b) any other cost associated with the early extinguishment of debt included in the calculation of interest expense in accordance with GAAP; (ii) the net costs under Interest Swap Obligations; (iii) all capitalized interest; and (iv) the interest portion of any deferred payment obligation; and

          (2)  the interest attributable to Capitalized Lease Obligations as determined on a consolidated basis in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

          (1)  after-tax gains and losses from Asset Sales (without regard to the $1.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

          (2)  after-tax items classified as extraordinary, unusual or nonrecurring gains and losses;

          (3)  any cost associated with the early extinguishment of debt described in clause (1) (i) (b) of the definition of Consolidated Interest Expense;

          (4)  the net income (or loss) of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person;

          (5)  the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

          (6)  the net income (or loss) of any other Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such other Person;

          (7)  cumulative effect of changes in accounting principles;

          (8)  income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

          (9)  in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor prior to such consolidation, merger or transfer of assets;

        "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization (other than the amortization of Rental Items (except for one time and incremental charges associated with changes in accounting policies)) and other non-cash charges and expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge or expense to the extent that it represents an accrual of or a reserve for cash charges or expenses for any future period).

        "Corporate Trust Office" means the corporate trust office of the Trustee, at which at any particular time its corporate business shall be principally administered, which on the date hereof is initially 550 Kearny Street, Suite 600, San Francisco, California 94108.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

        "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

        "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Article III in the form of Exhibit A except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Notes" attached thereto.

        "Depositary" means, with respect to the Global Notes, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Global Notes as contemplated by Section 1.05.

        "Designated Senior Debt" means:

          (1)  Senior Debt outstanding under the Senior Credit Facilities; and

          (2)  any other Senior Debt permitted under the Indenture, the principal amount of which is $25 million or more and that has been designated by the Company as "Designated Senior Debt."

        "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Notes.

        "Distribution Compliance Period" means the "distribution compliance period" as defined in Regulation S.

        "Domestic Restricted Subsidiary" means a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory or possession of the United States.

        "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

        "Exchange Notes" means the Notes issued pursuant to the applicable Exchange Offer, if any.

        "Exchange Offer" means, in the case of Restricted Additional Notes, the offer to exchange such Notes in accordance with the terms of the applicable Registration Rights Agreement.

        "Existing Note Indenture" means the indenture, dated August 13, 1997, between the Company and BNY Western Trust Company, successor in interest to U.S. Trust Company of California, N.A., as trustee, as amended through the Issue Date relating to the Existing Notes.

        "Existing Notes" means the 10.625% senior subordinated notes due 2004 of the Company outstanding on the Issue Date.

        "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

        "Global Note Legend" means the legend set forth in Section 1.04(c) which is required to be placed on all global Notes issued under the Indenture.

        "Global Notes" means, individually and collectively, each Note in global form issued under the Indenture, substantially in the form of Exhibit A, bearing the Global Note Legend and issued in accordance with Section 1.04 and, in the case of exchanges of Notes initially issued as Restricted Additional Notes, Sections 3.05(b) or 3.07.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and for the payment of which the United States pledges its full faith and credit.

        "Guarantee Obligations" shall mean, as to any Guarantor, all Obligations of every nature of such Guarantor from time to time owing to the Holders and the Trustee under, or with respect to, the Notes (including its Guarantee).

        "Guarantor" means: (1) Hollywood Management Company and (2) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

        "Guarantor Senior Debt" means, in respect of any Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

          (1)  all monetary obligations of every nature of such Guarantor under, or with respect to, the Senior Credit Facilities, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof);

          (2)  all Interest Swap Obligations (and guarantees thereof); and

          (3)  all obligations (and guarantees thereof) under Currency Agreements,

in each case whether outstanding on the Issue Date or thereafter incurred.

        Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

          (1)  any Indebtedness of such Guarantor to a Subsidiary of such Guarantor;

          (2)  Indebtedness of such Guarantor to, or Indebtedness guaranteed by such Guarantor on behalf of, any shareholder, director, officer or employee of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation) other than a shareholder who is also a lender (or an Affiliate of a lender) under the Senior Credit Facilities;

          (3)  Indebtedness of such Guarantor to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

          (4)  Indebtedness of such Guarantor represented by Disqualified Capital Stock;

          (5)  any liability of such Guarantor for federal, state, local or other taxes owed or owing by such Guarantor;

          (6)  that portion of any Indebtedness incurred by such Guarantor in violation of Section 5.01 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an officer's certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture);

          (7)  Indebtedness of such Guarantor which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor; and

          (8)  any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

        "Holder" or "Noteholder" means a Person in whose name a Note is registered.

        "Hollywood Management Company" means Hollywood Management Company, an Oregon corporation and a Wholly Owned Subsidiary of the Company.

        "IAI Global Note" means a global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to an Institutional Accredited Investor.

        "Indebtedness" means with respect to any Person, without duplication:

          (1)  all Obligations of such Person for borrowed money;

          (2)  all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3)  all Capitalized Lease Obligations of such Person;

          (4)  all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable, including accounts payable arising from the participation by such Person in any floor plan financing program, and other accrued liabilities arising in the ordinary course of business, or, to the extent they are on the same terms as such accounts payable, notes in exchange therefor);

          (5)  all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

          (6)  guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

          (7)  all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

          (8)  all Obligations under currency agreements and interest swap agreements of such Person; and

          (9)  all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

        For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

        "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

        "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not also a QIB.

        "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person may become entitled to receive from such other Person payments calculated by applying either a floating or a fixed rate of interest to a stated notional amount and such other Person may conversely become entitled to receive from the first Person payments calculated by applying a fixed or a floating rate of interest to the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

        "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Restricted Subsidiary is no longer a Wholly Owned Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

        "Issue Date" means December 18, 2002, the date of original issuance of the Notes.

        "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in The City of New York, the city in which the principal corporate trust office of the Trustee is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

        "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

        "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

        "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

          (1)  reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

          (2)  taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

          (3)  repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale; and

          (4)  appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

        "Non-U.S. Person" means a Person who is not a U.S. Person.

        "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

        "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "144A Global Note" means a global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of any Restricted Additional Notes sold in reliance on Rule 144A.

        "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear or Clearstream).

        "Participating Broker-Dealer" means any broker-dealer that is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer.

        "Permitted Indebtedness" means, without duplication, each of the following:

          (1)  Indebtedness under the Initial Notes in an aggregate principal amount not to exceed $225.0 million, and any Guarantees thereof;

          (2)  Indebtedness incurred pursuant to the Senior Credit Facilities in an aggregate principal amount at any time outstanding not to exceed $250.0 million less the amount of all repayments of term debt, and permanent commitment reductions under the Senior Credit Facilities, in each case with the Net Cash Proceeds of Asset Sales applied thereto as required by Section 5.03;

          (3)  other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date (other than Capitalized Lease Obligations, which are subject to clause (10) below); provided that, a notice of redemption of that portion of the Existing Notes that can be redeemed with the net proceeds from the issuance of Notes on the Issue Date shall be given in accordance with Article III of the Existing Note Indenture on the Issue Date;

          (4)  Interest Swap Obligations of the Company or any Restricted Subsidiary; provided, however, that (a) such Interest Swap Obligations arise pursuant to an arrangement entered into to protect the Company and/or its Restricted Subsidiaries from fluctuations in interest rates on their outstanding Indebtedness and (b) the notional amount subject to such arrangement does not, at the time of the incurrence thereof, exceed the principal amount of the Indebtedness to which such arrangement relates;

          (5)  Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (6)  Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company; provided that if any such Indebtedness shall subsequently become Indebtedness to, or subject to a Lien held by, any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company the Indebtedness referred to in this proviso shall thereupon be deemed to be incurred as Indebtedness that is not permitted by this clause (6);

          (7)  Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company subject to no Lien held by a Person other than a Restricted Subsidiary of the Company; provided that (a) such Indebtedness is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Notes and (b) if any such Indebtedness subsequently becomes Indebtedness to, or subject to a Lien held by, any Person other than a Wholly Owned Restricted Subsidiary of the Company, the Indebtedness referred to in this subclause (b) shall thereafter be deemed to be incurred as Indebtedness that is not permitted by this subclause (b);

          (8)  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

          (9)  Indebtedness of the Company or any of its Restricted Subsidiaries in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

          (10) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries, in each case incurred in the ordinary course of business, not to exceed $35.0 million at any one time outstanding;

          (11) Refinancing Indebtedness;

          (12) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (13) Indebtedness incurred in connection with the financing of the Company's insurance premiums in the ordinary course of business consistent with past practices; and

          (14) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $25.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Senior Credit Facilities).

        For purposes of determining compliance with Section 5.01, (i) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (14) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, the Company shall be entitled, in its sole discretion, to classify (or later reclassify) such item of Indebtedness or any portion thereof in any manner that complies with this covenant and (ii) accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock.

        "Permitted Investments" means:

          (1)  Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary of the Company or that will merge or consolidate with or into or transfer or convey all or substantially all of its assets to, the Company or a Wholly Owned Restricted Subsidiary of the Company;

          (2)  Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and the Indenture;

          (3)  Investments in cash and Cash Equivalents;

          (4)  loans and advances to employees, officers and directors of the Company and its Restricted Subsidiaries in the ordinary course of business consistent with past practices for bona fide business purposes not in excess of $5.0 million at any one time outstanding;

          (5)  Investments resulting from Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with the Indenture;

          (6)  additional Investments not to exceed $20.0 million at any one time outstanding;

          (7)  Investments received in compromise or settlement of claims against any other Person arising in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any Person;

          (8)  Investments made by the Company or its Restricted Subsidiaries as a result of non-cash consideration received in connection with an Asset Sale made in compliance with Section 5.03;

          (9)  receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (10) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (11) Investments in existence on the Issue Date;

          (12) endorsements of negotiable instruments and documents in the ordinary course of business; and

          (13) any Investment acquired for consideration consisting exclusively of common equity securities of the Company that is Qualified Capital Stock.

        "Permitted Liens" means the following types of Liens:

          (1)  Liens for taxes, assessments or governmental charges or claims either (a) not yet subject to penalties for non-payment or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (2)  statutory or contractual Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (3)  Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (4)  judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (5)  easements, rights-of-way, zoning restrictions and other similar charges or encumbrances (including for licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines) in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (6)  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (7)  Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (8)  Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (9)  Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

          (10) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness that are otherwise permitted under the Indenture; provided, however, that (a) in the case of Purchase Money Indebtedness (i) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired or constructed and (ii) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing, and (b) in the case of Capitalized Lease Obligations, such Liens do not extend to any property or assets which are not leased property subject to such Capitalized Lease Obligation;

          (11) Liens securing Indebtedness under Currency Agreements;

          (12) Liens securing Acquired Indebtedness incurred in accordance with Section 5.01; provided that:

            (a)  such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

            (b)  such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

          (13) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; and

          (14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business.

        "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

        "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

        "Private Placement Legend" means the legend set forth in Section 3.08(a) to be placed on any Restricted Additional Notes issued under the Indenture except where otherwise permitted by the provisions of the Indenture.

        "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

        "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

        "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

        "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

        "Refinance" means, in respect of any security or Indebtedness, to refinance, extend (including pursuant to any defeasance or discharge mechanism), renew, refund, repay, replace, prepay, redeem, defease or retire, or to issue a security or incur Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means any Indebtedness incurred by the Company or any Restricted Subsidiary of the Company to Refinance any Indebtedness incurred otherwise than in breach of Section 5.01 (other than the Existing Notes to be redeemed with the net proceeds from the issuance of the Notes on the Issue Date and Indebtedness classified under any of clause (2), (4), (5), (6), (7), (8), (9), (10), (12), (13) or (14) of the definition of Permitted Indebtedness), in each case that does not:

          (1)  have an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is greater than the sum of the aggregate outstanding principal amount (or if issued with original issue discount, the aggregate accreted value) of the Indebtedness being refinanced plus, without duplication, accrued and unpaid interest on the Indebtedness being Refinanced and out-of-pocket costs and expenses, including any premium and defeasance costs); or

          (2)  have: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company (other than the Notes), then such Refinancing Indebtedness shall be Indebtedness solely of the Company (except that any Restricted Subsidiary that shall have guaranteed or otherwise been obligated with respect to the Indebtedness of the Company being Refinanced may similarly guarantee or be obligated with respect to such Refinancing Indebtedness) and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

        "Registration Rights Agreement" means one or more registration rights agreements to be entered into by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Restricted Additional Notes which may be issued under the Indenture from time to time to register such notes, or exchange such notes for Exchange Notes or Private Exchange Notes, under the Securities Act.

        "Regular Record Date" shall have the meaning specified in the Notes.

        "Regulation S" means Regulation S promulgated under the Securities Act, as such may be amended from time to time, or any similar rules or regulation hereafter adopted by the SEC.

        "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

        "Regulation S Permanent Global Note" means a permanent global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Distribution Compliance Period.

        "Regulation S Temporary Global Note" means a temporary global Note in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of any Restricted Additional Notes initially sold in reliance on Rule 903 of Regulation S.

        "Regulation S Temporary Global Note Legend" means the legend set forth in Section 3.08(c) which is required to be placed on all Regulation S Temporary Global Notes issued under the Indenture.

        "Rental Items" means, with respect to any Person, videotapes, video discs (regardless of format), video games, audiotapes and related equipment to the extent that such items were acquired by such Person or its Restricted Subsidiaries for sale or rental to their customers or are held by such Person or its Restricted Subsidiaries for sale or rental to their customers.

        "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

        "Restricted Additional Notes" means Additional Notes that, upon issuance, are not registered under the Securities Act and which shall be initially issued as Restricted Global Notes and/or Restricted Definitive Notes.

        "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

        "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

        "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

        "Rule 144" means Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

        "Rule 144A" means Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

        "Rule 903" means Rule 903 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

        "Rule 904" means Rule 904 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

        "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

        "Securities Act" means the U.S. Securities Act of 1933, as amended, and (unless the context otherwise requires) includes the rules and regulations of the Commission promulgated thereunder.

        "Senior Credit Facilities" means with respect to the Company, one or more credit facilities (including, without limitation the credit facilities provided for in the Credit Agreement dated as of March 18, 2002, among the Company and UBS Warburg LLC, as lead arranger, UBS AG, Stamford Branch, as Administrative Agent and the other parties thereto) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (including successive amendments, modifications, renewals, refundings, replacements or refinancings) and whether by the same or any other agent, lender or group of lenders.

        "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

          (1)  all monetary obligations of every nature of the Company under, or with respect to, the Senior Credit Facilities, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof);

          (2)  all Interest Swap Obligations (and guarantees thereof); and

          (3)  all obligations (and guarantees thereof) under Currency Agreements;

in each case whether outstanding on the Issue Date or thereafter incurred.

        Notwithstanding the foregoing, "Senior Debt" shall not include:

          (1)  any Indebtedness of the Company to a Subsidiary of the Company;

          (2)  Indebtedness of the Company to, or Indebtedness guaranteed by the Company on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation) other than a shareholder who is also a lender (or an Affiliate of a lender) under the Senior Credit Facilities;

          (3)  Indebtedness of the Company to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

          (4)  Indebtedness of the Company represented by Disqualified Capital Stock;

          (5)  any liability of the Company for federal, state, local or other taxes owed or owing by the Company;

          (6)  that portion of any Indebtedness incurred by the Company in violation of Section 5.01 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an officer's certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate Section 5.01);

          (7)  Indebtedness of the Company which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company; and

          (8)  any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

        "Shelf Registration" means the shelf registration relating to Restricted Additional Notes to be provided for in the applicable Registration Rights Agreement.

        "Significant Subsidiary", with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal is scheduled to be paid in the documentation governing such Indebtedness (after giving effect to any amendments, modifications or waivers thereto), and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary", with respect to any Person, means:

          (1)  any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

          (2)  any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

        "Trustee" means the Person named as the "Trustee" in the preamble to this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture.

        "Unrestricted Additional Notes" means Additional Notes that, upon issuance, are registered under the Securities Act.

        "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

        "Unrestricted Global Note" means a permanent Global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto and that is deposited with or on behalf of and registered in the name of the Depositary, but that does not bear the Private Placement Legend.

        "Unrestricted Subsidiary" of any Person means:

          (1)  any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

          (2)  any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary of the Company; provided that:

          (1)  the Company certifies to the Trustee that such designation complies with Section 5.02; and

          (2)  each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

        The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

          (1)  immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 5.01; and

          (2)  immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

        "U.S. Person" means a "U.S. person" as defined in Rule 902(o) under the Securities Act.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

        "Wholly Owned Restricted Subsidiary" of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

        "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than, in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

        Section 2.02    Other Definitions.

Term	Defined in Section
"Acceleration Notice"	7.02
"Additional Notes"	Preamble
"Adjusted Net Assets"	11.07
"Affiliate Transaction"	5.09
"Authentication Order"	1.03
"Base Indenture"	Preamble

"Change of Control Date"	5.08
"Change of Control Offer"	5.08
"Company"	Preamble
"Covenant Defeasance"	8.03
"DTC"	1.05
"Events of Default"	7.01
"Excess Proceeds"	5.03
"Excess Proceeds Offer"	5.03
"Excess Proceeds Offer Amount"	5.03
"Excess Proceeds Offer Trigger Date"	5.03
"Exchange Notes"	Preamble
"Four Quarter Period"	2.01
"Funding Guarantor"	11.07
"Guarantee"	11.01
"incur"	5.01
"Indenture"	Preamble
"Initial Notes"	Preamble
"Issuers"	Preamble
"Legal Defeasance"	8.02
"Moody's"	2.01
"Non-Payment Default"	10.02
"Notes"	Preamble
"Notice of Default"	7.01	(c)
"Offer Payment Date"	5.08
"Offer Period"	4.02
"Paying Agent"	1.05
"Payment Blockage Notice"	10.02
"Payment Blockage Period"	10.02
"Payment Default"	10.02
"Private Exchange Notes	Preamble
"Purchase Date"	4.02
"Registrar"	1.05
"Replacement Assets"	5.03
"Restricted Payment"	5.02
"S&P"	2.01
"Special Record Date"	1.07
"Supplemental Indenture"	Preamble
"Surviving Entity"	6.01	(1)(b)
"Transaction Date"	2.01

        Section 2.03    Incorporation by Reference of Trust Indenture Act.

        The Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of the Indenture. The following Trust Indenture Act terms have the following meanings:

        "indenture securities" means the Notes.

        "indenture security holder" means a Holder.

        "indenture to be qualified" means this Supplemental Indenture.

        "indenture trustee" or "institutional trustee" means the Trustee.

        "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

        All other Trust Indenture Act terms used in the Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

ARTICLE III

Transfer and Exchange

        Section 3.01    Transfer and Exchange of Global Notes.

        A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Trustee receives notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.06 and 2.07 of the Base Indenture. Except as provided in this Section 3.01 and in Section 3.03(b) and Section 3.04 for the exchange or transfer of Global Notes for Definitive Notes, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Article III or Sections 2.06 or 2.07 of the Base Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 3.01; however, beneficial interests in a Global Note may be transferred and exchanged as provided in Sections 3.02, 3.03 or 3.06.

        Section 3.02    Global Notes.

          (a)    Temporary Global Notes.    Restricted Additional Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of such Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as provided in Section 1.03. The Distribution Compliance Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Distribution Compliance Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement

  Legend, all as contemplated by Section 3.08(a)), and (ii) an Officer's Certificate from the Company certifying compliance with the foregoing. Following the termination of the Distribution Compliance Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

          (b)    Euroclear and Clearstream Procedures Applicable.    The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Cedel Bank (as adopted by Clearstream) and any alternative or additional procedures from time to time adopted by Euroclear or Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

        Section 3.03    Transfer and Exchange of Beneficial Interests in the Global Notes.

        The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of the Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (a) or (b) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (a)    Transfer of Beneficial Interests in the Same Global Note.    Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 3.03(a).

          (b)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes.    In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.03(a) above, the transferor of such beneficial interest must deliver to the Depositary either (i) (A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (ii) (A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (A) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903. Upon consummation of an Exchange Offer by the Company in accordance with Section 3.07, the requirements of this Section 3.03(b) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in the Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 3.09.

          (c)    Transfer of Beneficial Interests to Another Restricted Global Note.    A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 3.03(b) above and the Registrar receives the following:

              (i)  if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

            (ii)  if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and

            (iii)  if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications and certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable.

          (d)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note.    A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 3.03(b) above and:

              (i)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal or via the Depositary's book-entry system that it is not (A) a broker-dealer, (B) a Person participating in the distribution of the Exchange Notes or (C) a Person who is an affiliate (as defined in Rule 144) of the Company;

            (ii)  such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement;

            (iii)  such transfer is effected by a Participating Broker-Dealer pursuant to the Registration Statement filed to effect the Exchange Offer in accordance with the Registration Rights Agreement; or

            (iv)  the Registrar receives the following:

              (A)  if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit D, including the certifications in item (1)(a) thereof; or

              (B)  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (4) thereof;

    and, in each such case set forth in this subparagraph (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

        If any such transfer is effected pursuant to subparagraph (ii), (iii) or (iv) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a written Authentication Order in accordance with Section 1.03, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (ii), (iii) or (iv) above.

        Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

        Section 3.04    Transfer or Exchange of Beneficial Interests for Definitive Notes.

          (a)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.    If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

              (i)  if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit D, including the certifications in item (2)(a) thereof;

            (ii)  if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit C, including the certifications in item (1) thereof;

            (iii)  if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit C, including the certifications in item (2) thereof;

            (iv)  if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit C, including the certifications in item (3)(a) thereof;

            (v)  if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (ii) through (iv) above, a certificate to the effect set forth in Exhibit C, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

            (vi)  if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C, including the certifications in item (3)(b) thereof; or

          (vii)  if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.09, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 3.04 shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 3.04(a) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (b)  Notwithstanding Sections 3.04(a)(i) and (iii), a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B), except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (c)  Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

            (i)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

          (ii)  such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement;

          (iii)  such transfer is effected by a Participating Broker-Dealer pursuant to the Registration Statement filed to effect the Exchange Offer in accordance with the Registration Rights Agreement; or

          (iv)  the Registrar receives the following:

            (A)  if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit D, including the certifications in item (1)(b) thereof; or

            (B)  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C, including the certifications in item (4) thereof;

  and, in each such case set forth in this subparagraph (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (d)    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.    If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 3.03(b), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.09, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.04(d) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.04(d) shall not bear the Private Placement Legend.

        Section 3.05    Transfer and Exchange of Definitive Notes for Beneficial Interests.

          (a)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.    If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

              (i)  if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit D, including the certifications in item (2)(b) thereof;

            (ii)  if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C, including the certifications in item (1) thereof;

            (iii)  if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C, including the certifications in item (2) thereof;

            (iv)  if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C, including the certifications in item (3)(a) thereof;

            (v)  if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (ii) through (iv) above, a certificate to the effect set forth in Exhibit C, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

            (vi)  if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C, including the certifications in item (3)(b) thereof; or

          (vii)  if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (i) above, the appropriate Restricted Global Note, in the case of clause (ii) above, the 144A Global Note, in the case of clause (iii) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

          (b)    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.    A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

              (i)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

            (ii)  such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement;

            (iii)  such transfer is effected by a Participating Broker-Dealer pursuant to the Registration Statement filed to effect the Exchange Offer in accordance with the Registration Rights Agreement; or

            (iv)  the Registrar receives the following:

              (A)  if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D, including the certifications in item (1)(c) thereof; or

              (B)  if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (4) thereof;

  and, in each such case set forth in this subparagraph (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

        Upon satisfaction of the conditions of any of the subparagraphs in this Section 3.05(b), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (c)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.    A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

        If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (b)(ii), (b)(iv) or (c) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a written Authentication Order in accordance with Section 1.03, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

        Section 3.06    Transfer and Exchange of Definitive Notes for Definitive Notes.

        Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 3.06, the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 3.06.

          (a)    Restricted Definitive Notes to Restricted Definitive Notes.    Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

              (i)  if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit C, including the certifications in item (1) thereof;

            (ii)  if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit C, including the certifications in item (2) thereof; and

            (iii)  if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (b)    Restricted Definitive Notes to Unrestricted Definitive Notes.    Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

              (i)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

            (ii)  any such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement;

            (iii)  any such transfer is effected by a Participating Broker-Dealer pursuant to the Registration Statement filed to effect the Exchange Offer in accordance with the Registration Rights Agreement; or

            (iv)  the Registrar receives the following:

              (A)  if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit D, including the certifications in item (1)(d) thereof; or

              (B)  if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (4) thereof;

    and, in each such case set forth in this subparagraph (iv), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (c)    Unrestricted Definitive Notes to Unrestricted Definitive Notes.    A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

        Section 3.07    Exchange Offer.

        Notwithstanding the provisions of Section 3.03, upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 1.03, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver (i) to the Depositary, the Unrestricted Global Note(s) in the amount(s) referred to above and (ii) to the Persons designated by the Holders of Definitive Notes so accepted, Definitive Notes in the appropriate principal amounts, in each case in accordance with the applicable terms of the Indenture.

        Section 3.08    Legends.

        The following legends shall appear on the face of all Global Notes and Definitive Notes issued under the Indenture unless specifically stated otherwise in the applicable provisions of the Indenture.

          (a)    Private Placement Legend.

              (i)  Except as permitted by subparagraph (ii) below, each Restricted Additional Note evidenced by a Global Note or a Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO HOLLYWOOD ENTERTAINMENT CORPORATION OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF HOLLYWOOD ENTERTAINMENT CORPORATION SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO

      YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND HOLLYWOOD ENTERTAINMENT CORPORATION SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

            (ii)  Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to Sections 3.03(d), 3.04(c), 3.04(d), 3.05(b), 3.05(c), 3.06(b), 3.06(c) or 3.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (b)    Global Note Legend.    Each Global Note shall bear the Global Note Legend specified in Section 1.04(c).

          (c)    Regulation S Temporary Global Note Legend.    The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

    THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

        Section 3.09    Cancellation and/or Adjustment of Global Notes.

        At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.08 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount at maturity of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

        Section 3.10    General Provisions Relating to Transfers and Exchanges.

        (a)  To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

        (b)  No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.06 or 3.05 of the Base Indenture or Sections 4.02, 5.03 and 5.08 of this Supplemental Indenture.

        (c)  The Registrar shall not be required (A) to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of the mailing of notice of redemption under Section 3.02 of the Base Indenture and ending at the close of business on such day, or (B) to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

        (d)  All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

        (e)  The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of the mailing of notice of redemption under Section 3.02 of the Base Indenture and ending at the close of business on such day, or (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

        (f)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

        (g)  The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 1.03.

        (h)  All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Article III to effect a registration of transfer or exchange may be submitted by facsimile.

ARTICLE IV

REDEMPTION

        Section 4.01    Optional Redemption.

        (a)  Except as set forth in subparagraph (b) of this Section 4.01, the Notes are not redeemable before March 15, 2007. Thereafter, the Company may redeem the Notes at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on March 15 of the years indicated below:

Year	Percentage
2007		%
2008		%
2009		%
2010 and thereafter	100.000%

        In addition, the Company must pay accrued and unpaid interest on the Notes redeemed.

        (b)  Notwithstanding the foregoing, at any time, or from time to time, on or prior to March 15, 2006, the Company may, at its option, use the net cash proceeds from one or more Public Equity

Offerings to redeem up to 35% of the principal amount of the Notes issued under the Indenture at a redemption price of    % of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that:

            (i)  at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after any such redemption; and

          (ii)  the Company makes such redemption not more than 90 days after the consummation of any such Public Equity Offering.

        Section 4.02    Offer to Purchase by Application of Excess Proceeds Offer Amount.

        In the event that the Company shall be required to commence a Excess Proceeds Offer pursuant to Section 5.03, it shall follow the procedures specified below.

        The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement or such longer period as may be required by applicable law (the "Offer Period"). No later than the date of the termination of the Offer Period (the "Purchase Date"), the Company shall purchase an amount of Notes equal to the Excess Proceeds Offer Amount or, if Notes in an aggregate principal amount less than the Excess Proceeds Offer Amount have been tendered, all Notes validly tendered in response to the Excess Proceeds Offer.

        If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Excess Proceeds Offer.

        Upon the commencement of an Excess Proceeds Offer, the Company shall send, by first-class mail, a notice of such Excess Proceeds Offer to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Proceeds Offer. The Excess Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:

          (a)  that the Excess Proceeds Offer is being made pursuant to this Section 4.02 and Section 5.03 and the length of time the Excess Proceeds Offer shall remain open;

          (b)  the Excess Proceeds Offer Amount, the purchase price and the Purchase Date;

          (c)  that any Note not validly tendered or accepted for payment shall continue to accrue interest;

          (d)  that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Purchase Date and the only remaining right of the Holder is to receive payment of the purchase price upon surrender of the applicable Note to the Paying Agent;

          (e)  that Holders electing to have a portion of a Note purchased pursuant to an Excess Proceeds Offer may only elect to have such Note purchased in integral multiples of $1,000;

          (f)    that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

          (g)  that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the third Business Day before the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the

  Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (h)  that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Excess Proceeds Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (based on amounts tendered and with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (i)    that Holders whose Notes were purchased only in part shall be issued a new Note or Notes in principal amount equal to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) in the name of the Holder thereof upon cancellation of the original Note.

        On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, an amount of Notes or portions thereof validly tendered pursuant to the Excess Proceeds Offer equal to the Excess Proceeds Offer Amount, or if less than the Excess Proceeds Offer Amount attributed to the Notes has been validly tendered, all Notes or portions thereof validly tendered, and shall deliver to the Trustee an Officer's Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.02. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Excess Proceeds Offer on the Purchase Date.

        Other than as specifically provided in this Section 4.02, any purchase pursuant to this Section 4.02 and Section 5.03 shall be made pursuant to the provisions of Sections 3.01 through 3.05 of the Base Indenture.

        To the extent that the provisions of any securities laws or regulations conflict with this Section 4.02 or Section 5.03, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.02 or Section 5.03.

ARTICLE V

Covenants

        The covenants contained in this Article V and Sections 6.01 through 6.08 of the Base Indenture shall be applicable to the Notes. In the event that this Article V conflicts with any provision of the Base Indenture, the provisions of this Article V shall govern and be controlling.

        Section 5.01    Limitation on Incurrence of Additional Indebtedness.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Restricted Subsidiary of the Company that is not or will not, upon such incurrence, become a Guarantor may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.25 to 1.0.

        Section 5.02    Limitation on Restricted Payments.

        The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1)  declare or pay any dividend or make any distribution on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock except dividends or distributions payable in Qualified Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company;

          (2)  purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

          (3)  make any principal payment on, purchase, defease, redeem, prepay or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or a Guarantor that is subordinate or junior in right of payment to the Notes or such Guarantor's Guarantee, respectively; or

          (4)  make any Investment (other than Permitted Investments)

(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto,

              (i)  a Default or an Event of Default shall have occurred and be continuing; or

            (ii)  the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 5.01; or

            (iii)  the aggregate amount of Restricted Payments (including Restricted Payments permitted by clauses (1), (2) (ii),(4), (5) and (6) of the next following paragraph, but excluding Restricted Payments permitted by clauses (2)(i) and (3) of the next following paragraph) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors of the Company) shall exceed the sum of:

              (v)  50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company for the period (which shall be treated as single accounting period) from the Issue Date to the end of the most recent fiscal quarter ended prior to the date of such Restricted Payment for which financial statements are in existence; plus

              (w)  100% of the aggregate net cash proceeds received by the Company subsequent to the Issue Date from any Person (other than a Restricted Subsidiary of the Company) as a contribution to the Company's capital or from the issuance and sale of Qualified Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company (but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock); plus

              (x)  the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange); plus

              (y)  without duplication, the sum of:

                (1)  the aggregate amount returned in cash to the Company or any of its Restricted Subsidiaries on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments; plus

                (2)  the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Restricted Subsidiary of the Company); plus

                (3)  upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary (as determined in good faith by the Company's Board of Directors); provided, however, that the sum of clauses (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments.

        Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit:

          (1)  the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

          (2)  if no Default or Event of Default shall have occurred and be continuing, the purchase, redemption or other acquisition or retirement of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

          (3)  if no Default or Event of Default shall have occurred and be continuing, the making of a principal payment on, purchase, defeasance, redemption, payment or other acquisition or retirement of any Indebtedness of the Company or a Guarantor that is subordinate or junior in right of payment to the Notes or such Guarantor's Guarantee, respectively, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or Refinancing Indebtedness, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of (a) shares of Qualified Capital Stock of the Company or (b) Refinancing Indebtedness;

          (4)  the purchase, redemption or other acquisition or retirement of Capital Stock pursuant to the terms of any stock option, stock purchase or other equity-based compensation plan or arrangement established or entered into for the benefit of any director, employee or consultant of the Company or any of its Restricted Subsidiaries in an amount not to exceed $1.0 million in any fiscal year;

          (5)  any redemption, at an aggregate price not to exceed the product of $0.01 and the and the total number of shares of Common Stock of the Company then outstanding, of share purchase rights issued pursuant to the share purchase rights plan adopted by the Board of Directors of the Company; and

          (6)  additional Restricted Payments up to $5.0 million.

        In the event that a proposed Restricted Payment or any portion thereof meets the criteria of more than one of the clauses in the immediately preceding paragraph, the Company will be permitted to classify such Restricted Payment or portion thereof as being within any one or more such clauses in respect of which it meets the criteria.

        Section 5.03    Limitation on Asset Sales.

        The Company will not, and will not permit any of its Restricted Subsidiaries to consummate an Asset Sale, unless:

          (1)  the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the Capital Stock, property or assets issued, sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors); and

          (2)  at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents, Replacement Assets or any combination of the foregoing received at the time of such disposition.

        Following the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either:

          (a)  to prepay any Senior Debt, any Guarantor Senior Debt or any then outstanding Existing Notes and, in the case of any Senior Debt or any Guarantor Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility;

          (b)  acquire properties and assets (including Asset Acquisitions or capital expenditures) that replace the properties and assets that were the subject of such Asset Sale or properties and assets that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"); and/or

          (c)  any combination of the foregoing.

        For purposes of clause (2) above, the amount of any liabilities, as shown on the Company's or such Restricted Subsidiary's most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets and any cash proceeds in respect of any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted into cash within 30 days following the consummation of such Asset Sale, to the extent of the cash received by the Company or such Restricted Subsidiary in that conversion, shall be deemed to constitute cash received at the time of such disposition.

        Any Net Cash Proceeds resulting from Asset Sales consummated after the Issue Date that are not timely applied as permitted in the two preceding paragraphs shall constitute "Excess Proceeds". If on any date (an "Excess Proceeds Offer Trigger Date") the aggregate amount of Excess Proceeds, excluding any amounts thereof previously applied pursuant to this paragraph, exceeds $10.0 million, the Company and/or a Restricted Subsidiary shall, within 30 days thereafter, make an offer (the "Excess Proceeds Offer") to purchase from all Holders on a pro rata basis, at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, the maximum principal amount of Notes that can be so purchased at such price with such Excess Proceeds (the "Excess Proceeds Offer Amount").

        Each Excess Proceeds Offer will be mailed to the record Holders as shown on the register of Holders, with a copy to the Trustee, and shall comply with the procedures set forth in Section 4.02. Upon receiving notice of the Excess Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Excess Proceeds Offer Amount, Notes of tendering Holders shall be purchased on a pro rata basis (based on amounts tendered). Any Excess Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 4.02 and this Section 5.03, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of Section 4.02 and this Section 5.03 by virtue thereof.

        Section 5.04    Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

        The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of the Company to:

          (1)  pay dividends or make any other distributions on or in respect of its Capital Stock;

          (2)  make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

          (3)  transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company;

except for such encumbrances or restrictions existing under or by reason of:

          (a)  applicable law, regulations or orders;

          (b)  the Indenture and the Notes;

          (c)  customary non-assignment provisions of any contract or agreement to which any Restricted Subsidiary of the Company is a party;

          (d)  any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

          (e)  agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date, including the Senior Credit Facilities;

          (f)    any instrument or agreement governing Indebtedness incurred to Refinance the Indebtedness governed by any instrument or agreement referred to in clause (b), (d) or (e) above or governing any other Indebtedness the incurrence of which is permitted under the Indenture; provided, however, the restrictions and encumbrances contained in the instruments and agreements referred to in clauses (b), (d) and (e) above, taken as a whole, are not materially less favorable to the Company than the restrictions and encumbrances contained in the instruments and agreements referred to in clauses (b), (d) and (e), taken as a whole, as determined in good faith by the Board of Directors of the Company;

          (g)  any agreement for the sale or other disposition of any Capital Stock, property or assets that restricts or encumbers transfers of such Capital Stock, property or assets pending the consummation of such sale or other disposition; or

          (h)  any agreement for the sale or other disposition of a Restricted Subsidiary that restricts or encumbers distributions by that Restricted Subsidiary pending its sale or other disposition.

        Section 5.05    Limitation on Preferred Stock of Restricted Subsidiaries.

        The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

        Section 5.06    Limitation on Liens.

        The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

          (1)  in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes or a Guarantee, the Notes or such Guarantee, respectively, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

          (2)  in all other cases, the Notes or such Guarantee, respectively, are equally and ratably secured, except for:

            (a)  Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

            (b)  Liens securing Senior Debt and Liens securing any Guarantor Senior Debt;

            (c)  Liens securing the Notes and any Guarantees;

            (d)  Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company;

            (e)  Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens: (i) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

            (f)    Permitted Liens.

        Section 5.07    Prohibition on Incurrence of Senior Subordinated Debt.

        The Company will not, and will not permit any Restricted Subsidiary that is a Guarantor to, incur or suffer to exist Indebtedness that is senior in right of payment to the Notes or such Guarantor's Guarantee, respectively, and subordinate in right of payment to any other Indebtedness of the Company or such Guarantor, respectively.

        Section 5.08    Offer to Repurchase upon Change of Control.

        (a)  Upon the occurrence of a Change of Control (the date of such occurrence, the "Change of Control Date"), each Holder shall have the right to require the purchase of all or a portion of such Holder Notes pursuant to an offer to purchase (the "Change of Control Offer") at a purchase price in cash equal to 101% of the principal amount thereof plus accrued interest thereon to the date of purchase. Prior to the mailing of the notice to the Holders and the Trustee provided for in paragraphs

(b) and (c) below but in any event within 30 days following any Change of Control, the Company hereby covenants to (i) repay in full and terminate all commitments under Indebtedness under the Senior Credit Facilities and all other Senior Debt the terms of which require repayment upon a Change of Control (or that prohibits a Change of Control Offer) or to offer to repay in full and terminate all commitments under all Indebtedness under the Senior Credit Facilities and all other such Senior Debt and to repay the Indebtedness of each lender which has accepted such offer or (ii) obtain the requisite consents under the Senior Credit Facilities and all other such Senior Debt to permit the repurchase of the Notes as provided for in paragraph (d) below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase the Notes pursuant to this Section 5.08. The Company's failure to comply with the covenants described in the second preceding sentence (and any failure to send the notice described in this Section 5.08 as a result of the prohibition in the preceding sentence) may (with notice and lapse of time) constitute an Event of Default described in clause (c) of Section 7.01 but shall not constitute an Event of Default described in clause (b) of Section 7.01.

        (b)  The notice to the Holders and the Trustee shall contain all instructions and materials necessary to enable the Holders to tender Notes pursuant to the Change of Control Offer. The notice will govern the terms of the Change of Control Offer.

        (c)  Within 30 days following the Change of Control Date the Company shall send, by first class mail, a notice to the Holders and the Trustee stating:

          (1)  that the Change of Control Offer is being made pursuant to this Section 5.08 and that all Notes validly tendered will be accepted for payment;

          (2)  the purchase price and the purchase date, which shall be a Business Day that is no earlier than 30 days nor later than 45 days from the date such notice is mailed (the "Offer Payment Date") other than as may be required by law;

          (3)  that any Note not tendered will continue to accrue interest;

          (4)  that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Offer Payment Date unless the Company shall default in the payment of the purchase price of the Notes and the only remaining right of the Holder is to receive payment of the purchase price upon surrender of the applicable Note to the Paying Agent;

          (5)  that Holders electing to have a portion of a Note purchased pursuant to a Change of Control Offer may only elect to have such Note purchased in integral multiples of $1,000;

          (6)  that if a Holder elects to have a Note purchased pursuant to the Change of Control Offer it will be required to surrender the Note, with the form entitled "Option to Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Offer Payment Date;

          (7)  that a Holder will be entitled to withdraw its election if the Company or the Trustee receives, not later than the third Business Day preceding the Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes such Holder delivered for purchase, and a statement that such Holder is withdrawing its election to have such Note purchased;

          (8)  that if Notes are purchased only in part a new Note of the same type will be issued in principal amount equal to the unpurchased portion of the Notes surrendered; and

          (9)  that Holders whose Notes were purchased only in part shall be issued a new Note or Notes in principal amount equal to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) in the name of the Holder upon cancellation of the original Note.

        (d)  On or before the Offer Payment Date, the Company shall, to the extent lawful, accept for payment, all Notes or portions thereof validly tendered pursuant to the Change of Control Offer, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 5.08. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in all case not later than five days after the Offer Payment Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer on the Offer Payment Date.

        (e)  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes pursuant to an offer hereunder. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

        (f)    The Company is not required to make a Change of Control Offer upon a Change of Control if a third party (i) makes the Change of Control Offer in the manner and at the time and otherwise in compliance with the terms of this Section, and (ii) purchases all Notes validly tendered and not withdrawn under the Change of Control Offer.

        Section 5.09    Limitations on Transactions with Affiliates.

        (a)  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are not materially less favorable in the aggregate than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

        All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $2.5 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $7.5 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an accounting, appraisal or investment banking firm of national standing in the United States and file the same with the Trustee.

        (b)  The restrictions set forth in the first paragraph of this covenant shall not apply to:

          (1)  any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Company or its Restricted Subsidiaries in the ordinary course of business to or with officers, directors or employees of the Company and its Subsidiaries, in each case as determined in good faith by the Company's Board of Directors or senior management;

          (2)  transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture;

          (3)  any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; and

          (4)  Restricted Payments permitted by the Indenture.

        Section 5.10    Limitation of Guarantees by Restricted Subsidiaries.

        The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any other Restricted Subsidiary of the Company (other than: (1) Permitted Indebtedness of a Restricted Subsidiary of the Company; (2) Indebtedness under Currency Agreements in reliance on clause (5) of the definition of Permitted Indebtedness; or (3) Interest Swap Obligations incurred in reliance on clause (4) of the definition of Permitted Indebtedness), unless, in any such case:

          (1)  such Restricted Subsidiary executes and delivers, or has previously executed and delivered, a supplemental indenture to the Indenture, providing a guarantee of payment of the Notes by such Restricted Subsidiary; and

          (2)  (a) if any such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Senior Debt, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such Senior Debt may be superior to the Guarantee pursuant to subordination provisions no less favorable to the Holders of the Notes than those contained in the Indenture and (b) if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Guarantee pursuant to subordination provisions no less favorable to the Holders of the Notes than those contained in the Indenture.

        Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon:

          (1)  the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the preceding paragraph; or

          (2)  any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; provided that (a) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of the Indenture and (b) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

        Section 5.11    Additional Subsidiary Guarantees.

        If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Domestic Restricted Subsidiary that is not a Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Domestic Restricted Subsidiary having total assets with a book value in excess of $1.0 million, then such transferee or acquired or other Restricted Subsidiary shall:

          (1)  execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms set forth in the Indenture; and

          (2)  deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Domestic Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.

        Section 5.12    Conduct of Business.

        The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar, ancillary, complementary or reasonably related to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

        Section 5.13    Reports to Holders.

        Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish the Holders of Notes:

          (1)  all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "management's discussion and analysis of financial condition and results of operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accounts; and

          (2)  all current reports (excluding exhibits) that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports;

in each case within the time periods specified in the Commission's rules and regulations. For purposes of the foregoing covenant, any information or reports that are filed with the Commission and accessible by the public through EDGAR or any similar successor or replacement system that may be adopted by the Commission shall, upon becoming so accessible, be deemed to have been furnished to the Holders of the Notes.

        In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

        Section 5.14    Stay, Extension and Usury Laws.

        The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE VI

Successor Company

        Section 6.01    Merger, Consolidation and Sale of Assets.

        The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

          (1)  either:

            (a)  the Company shall be the surviving or continuing corporation; or

            (b)  the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

              (x)  shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

              (y)  shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and the Indenture on the part of the Company to be performed or observed;

          (2)  immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 5.01;

          (3)  immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

          (4)  the Company or the Surviving Entity shall have delivered to the Trustee an officer's certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        Section 6.02.    Successor Corporation Substituted.

        Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such, and the Company shall be released from the obligations under the Notes and the Indenture except in the case of a lease of the Company's assets and except with respect to any obligations under the Notes and the Indenture that arise from, or related to, such transaction.

ARTICLE VII

Defaults and Remedies

        Section 7.01    Events and Remedies.

        The following events shall constitute "Events of Default":

          (a)  the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by Article X or Article XII);

          (b)  the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or an Excess Proceeds Offer) (whether or not such payment shall be prohibited by Article X or Article XII);

          (c)  a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 45 days after the Company receives written notice stating that such notice is a "Notice of Default" hereunder and specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 6.01 of this Supplemental Indenture, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (d)  the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final Stated Maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $10.0 million or more at any time;

          (e)  one or more judgments in an aggregate amount in excess of $10.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

          (f)    the Company or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Laws: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors;

          (g)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any of its Significant Subsidiaries; (ii) appoints a custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or (iii) orders the liquidation of the Company or any of its Significant Subsidiaries; and, in each case, the order or decree remains unstayed and in effect for 60 consecutive days; or

          (h)  any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture).

        Section 7.02    Acceleration.

        If an Event of Default (other than an Event of Default specified in clause (f) or (g) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same:

          (a)  shall become immediately due and payable; or

          (b)  if there are any amounts outstanding under the Senior Credit Facilities, shall become immediately due and payable upon the first to occur of an acceleration under the Senior Credit Facilities or five Business Days after receipt by the Company and the Representative under the Senior Credit Facilities of such Acceleration Notice but only if such Event of Default is then continuing.

        If an Event of Default specified in clause (f) or (g) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

        At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

          (a)  if the rescission would not conflict with any judgment or decree;

          (b)  if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

          (c)  to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

          (d)  if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

          (e)  in the event of the cure or waiver of an Event of Default of the type described in clause (f) or (g) of the description above of Events of Default, the Trustee shall have received an Officer's Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

        No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        Section 7.03.    Waiver of Past Defaults.

        The Holders of not less than a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes) may, by notice to the Trustee, on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default:

          (a)  in the payment of the principal (or premium, if any) or interest on any Note (including any Note which is required to have been purchased pursuant to an offer to purchase that the Company is required to make under the Indenture); or

          (b)  in respect of a Section of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected.

        Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; provided, however, no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

        Section 7.04    Notice of Defaults.

        In addition to its obligations under Section 6.08 of the Base Indenture, the Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Responsible Officer of the Company becoming aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

ARTICLE VIII

Legal Defeasance and Covenant Defeasance

        Section 8.01    Option To Effect Legal Defeasance or Covenant Defeasance.

        The Company may, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officer's Certificate, at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

        Section 8.02    Legal Defeasance and Discharge.

        Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of the Indenture referred to in clauses (a) through (d) below, and to have satisfied all its other obligations under such Notes and the Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

          (a)  the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04(a), and as more fully set forth in such Section, payments in respect of the principal amount of, premium, if any, and interest on such Notes when such payments are due;

          (b)  the Company's obligations with respect to such Notes under Article II and Section 6.02 of the Base Indenture;

          (c)  the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith; and

          (d)  this Section 8.02.

        Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

        Section 8.03    Covenant Defeasance.

        Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, the Company shall be released from its obligations under the covenants contained in Sections 4.02, 5.01, 5.02, 5.03, 5.04, 5.05, 5.06, 5.07, 5.08, 5.09, 5.10, 5.11, 5.12 and 5.13 and the Guarantors shall be released from their obligations under Section 11.04 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes and Guarantee shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 7.01, but, except as specified above, the remainder of the Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03 and subject to the satisfaction of the conditions set forth in Section 8.04, the failure to comply with the terms of Section 7.01(d), Section 7.01(e) and Section 7.01(h) shall not constitute Events of Default.

        Section 8.04    Conditions to Legal or Covenant Defeasance.

        The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:

          (a)  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, in each case in accordance with the terms of the Indenture and the Notes;

          (b)  in the case of an election under Section 8.02, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

            (a)  the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

            (b)  since the date of the Indenture, there has been a change in the applicable federal income tax law,

  in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c)  in the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d)  no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default specified in Sections 7.01(f) or (g) are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (e)  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument (including, without limitation, the Senior Credit Facilities) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (f)    the Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

          (g)  the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

          (h)  the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that:

            (a)  the trust funds will not be subject to any rights of holders of Senior Debt, including, without limitation, those arising under the Indenture; and

            (b)  assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of the Company, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or, in the case of Covenant Defeasance, will be subject to a first priority Lien in favor of the Trustee for the benefit of the Holders.

        Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

        Section 8.05    Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.

        Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal amount, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

        Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

        Section 8.06    Satisfaction and Discharge.

        This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

          (1)  either:

            (a)  all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

            (b)  all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, pursuant to an optional redemption notice or otherwise, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          (2)  the Company has paid all other sums payable under the Indenture by the Company; and

          (3)  the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

        Section 8.07    Reinstatement.

        If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

        Section 8.08    Survival.

        The Trustee's rights under this Article VIII shall survive termination of the Indenture.

ARTICLE IX

Amendment, Supplement and Waiver

        Section 9.01    Without Consent of Holders of Notes.

        Notwithstanding Section 9.02 (but subject to the last paragraph thereof), the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Guarantees or the Notes without the consent of any Holder of a Note:

          (a)  to cure any ambiguity, defect or inconsistency;

          (b)  to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article III (including the related definitions) in a manner that does not materially adversely affect any Holder;

          (c)  to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes by a successor to the Company or a Guarantor pursuant to Article XI;

          (d)  to make any changes that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

          (e)  to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

          (f)    to allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the Notes or to provide for the release of a Guarantee in compliance with the Indenture; or

          (g)  to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee.

        Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Sections 9.02 and 10.03 of the Base Indenture, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of the Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under the Indenture or otherwise.

        Section 9.02    With Consent of Holders of Notes.

        Except as provided in this Section 9.02, the Indenture, the Guarantees and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 1.08 shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

        Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Sections 9.02 and 10.03 of the Base Indenture, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

        It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Section 7.03 of this Supplemental Indenture and Section 8.09 of the Base Indenture, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes) may waive compliance in a particular instance by the Company with any provision of the Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

          (1)  reduce the amount of Notes whose Holders must consent to an amendment;

          (2)  reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

          (3)  reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

          (4)  make any Notes payable in money other than that stated in the Notes;

          (5)  make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

          (6)  alter the Company's obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Excess Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

          (7)  modify or change any provision of the Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or

          (8)  release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

        No amendment of, or supplement or waiver to, the Indenture shall adversely affect the rights of any holder of Senior Debt or Guarantor Senior Debt under this Section 9.02, Article X or Article XII without the consent of such holder of Senior Debt or Guarantor Senior Debt, as the case may be.

ARTICLE X

Subordination

        Section 10.01    Securities Subordinated to Senior Debt.

        Anything herein to the contrary notwithstanding, the Company, for itself and its successors, and each Holder agrees that the payment of all Obligations owing on or relating to the Notes to the Holders is subordinated, to the extent and in the manner provided in this Article X, to the prior payment in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, of all Obligations on Senior Debt (including all Obligations with respect to the Senior Credit Facilities, whether outstanding on the Issue Date or thereafter incurred). Notwithstanding the provisions of this Article X, payments and distributions made relating to the Notes pursuant to a trust fund established under Section 8.04(a) pursuant to the terms of Article VIII (so long as all of the conditions contained in Section 8.04 were satisfied at the time of such deposit) shall not be subordinated to Senior Debt under this Article X.

        This Article X shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

        Section 10.02    Suspension of Payment When Senior Debt Is in Default.

        (a)  If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt (including, without limitation, guarantees of the foregoing items which constitute Senior Debt) (a "Payment Default"), then no payment or distribution of any kind or character shall be made by or on behalf of the Company or any other Person on its or their behalf with respect to any Obligations owing on, or with respect to, the Notes or to acquire any of the Notes for cash or property or otherwise until such Payment Default (and all other Payment Defaults) shall have been cured or waived in accordance with the terms of the documentation governing the respective Senior Debt or ceased to exist or all Senior Debt with respect to which any Payment Default has occurred and is continuing shall have been discharged or paid in full in cash or Cash Equivalents.

        (b)  If any event of default (other than a Payment Default) occurs and is continuing with respect to any Designated Senior Debt (as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt) permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof (a "Non-payment Default"), and if the Representative for the respective issue of Designated Senior Debt gives notice of the event of default to the Trustee stating that such notice is a payment blockage notice (a "Payment Blockage Notice"), then during the period (the "Payment Blockage Period") beginning upon the delivery of such Payment Blockage Notice and ending on the earlier of (x) the date on which all events of default with respect to all Designated Senior Debt have been cured or waived or ceased to exist, (y) 180 days after the date on which the applicable Payment Blockage Notice is received, or (z) the date on which the Trustee receives notice thereof from the Representative for the respective issue of Designated Senior Debt terminating the Payment Blockage Period, neither the Company nor any other Person on its behalf shall (i) make any payment of any kind or character with respect to any Obligations owing on, or with respect to, the Notes or (ii) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period extend beyond 180 days from the date the applicable Payment Blockage Notice is received by the Trustee and (y) only one such Payment Blockage Period may be commenced within any 360 consecutive days. For all purposes of this Section 10.02(b), no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period ending after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

        (c)  In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by the foregoing provisions of this Section 10.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt.

        Nothing contained in this Article X shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Notes and all other Obligations owing on, or with respect to, the Notes pursuant to Article VII or to pursue any rights or remedies hereunder (subject to the rights, if any, under this Article X, of the holders of Senior Debt in respect of cash, property or securities of the Company received upon exercise of any such remedy); provided that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations owing under the Notes.

        Section 10.03    Obligations Subordinated to Prior Payment of All Senior Debt on Dissolution, Liquidation or Reorganization of Company.

        (a)  Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its assets, whether voluntary or involuntary, all Obligations in respect of Senior Debt due or to become due shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of the Senior Debt (including interest after the commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowed claim in any such proceeding), before any payment or distribution of any kind or character is made on account of any Obligations on, or with respect to, the Notes or for the acquisition of any of the Notes for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee if received by it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

        (b)  To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

        It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding sentence) of the Company's obligation to make any distribution or payment pursuant to any Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Senior Debt in cash or Cash Equivalents, shall have no force or effect for purposes of the subordination provisions contained in this Article X, with any turnover of payments as otherwise calculated pursuant to this Section 10.03 to be made as if no such diminution had occurred.

        (c)  In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by this Section 10.03, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

        Section 10.04    Payments May Be Paid Prior to Dissolution.

        Nothing contained in this Article X or elsewhere in this Supplemental Indenture shall prevent (i) the Company, except under the conditions described in Sections 10.02 and 10.03, from making payments at any time for the purpose of making payments of principal of and interest on the Obligations owing under the Notes, or from depositing with the Trustee, any monies for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 10.02, 10.03, 12.02 or 12.03, the application by the Trustee of any monies deposited with it by or on behalf of the Company for the purpose of making such payments of principal of, and interest on, the Obligations owing under the Notes to the Holders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable the Trustee shall have actually received the written notice provided for in Section 10.13 and in the first sentence of Section 10.02(b) or in the last sentence of this Section 10.04 (provided that, notwithstanding the foregoing, the Holders receiving any payments made in contravention of Section 10.02 and/or 10.03 (and the respective such payments) shall otherwise be subject to the provisions of Section 10.02 and Section 10.03). The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

        Section 10.05    Holders To Be Subrogated to Rights of Holders of Senior Debt.

        Subject to the payment in full in cash or Cash Equivalents of all Senior Debt, the Holders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the Obligations owing under the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article X, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article X are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

        Section 10.06    Obligations of the Company Unconditional.

        Nothing contained in this Article X or elsewhere in this Supplemental Indenture is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Obligations owing under the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent any Holder or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Supplemental Indenture, subject to the rights, if any, under this Article X, of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

        Section 10.07    Reliance on Judicial Order or Certificate of Liquidating Agent.

        Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

        Upon any payment or distribution of assets of the Company referred to in this Article X, the Trustee, subject to the provisions of Article IX, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. Nothing in this Article X shall apply to the claims of, or payments to, the Trustee in its capacity as such under or pursuant to Section 9.06 of the Base Indenture. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee or representative on behalf of any such holder.

        In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article X, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

        Section 10.08    Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt.

        No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Supplemental Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

        Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article X or the obligations hereunder of the Holders to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

        Section 10.09    Holders Authorize Trustee To Effectuate Subordination of Obligations.

        Each Holder authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders, the subordination provided in this Article X, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Obligations owing under the Notes and accrued interest in the form required in those proceedings.

        If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative shall have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Obligations owing under the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

        Section 10.10    This Article X Not To Prevent Events of Default.

        The failure to make a payment on account of principal of or interest on the Obligations owing under the Notes by reason of any provision of this Article X will not be construed as preventing the occurrence of an Event of Default.

        Section 10.11    Amendments or Modifications to Article X.

        Notwithstanding anything to the contrary contained in this Supplemental Indenture, no amendment or modification to any provision of this Article X or the related definitions used herein (other than to cure any ambiguity, defect, mistake or inconsistency herein, so long as such amendment or modification does not adversely affect the rights of any holder of Senior Debt without the consent of such holder of Senior Debt) shall be permitted without the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), or if required by Section 9.02(7), by each holder affected.

        Section 10.12    Acceleration of Notes.

        If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

        Section 10.13    Notice to Trustee; Rights of Trustee and Paying Agent.

        The Company shall give prompt notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes or the Guarantee Obligations pursuant to the provisions of this Article X or Article XII, as the case may be, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

        Notwithstanding the provisions of this Article X or any other provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and (in the absence of actual knowledge that the respective payment will violate the applicable provisions of this Article X or Article XII) the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at least one Business Day prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article X (although the receipt of such payment shall otherwise be subject to the applicable provisions of this Article X) or Article XII (although the receipt of such payment shall otherwise be subject to the applicable provisions of Article XII). Only the Company, a Guarantor, a holder of Senior Debt or a Representative therefor may give the notice. Nothing in this Article X shall impair the claims of, or payments to, the Trustee in its capacity as such under or pursuant to Section 9.06 of the Base Indenture. Nothing in this Section 10.13 is intended to or shall relieve any Holder of Notes from the obligations imposed under Sections 10.02(c) and 10.03(c) with respect to other distributions received in violation of the provisions hereof.

        The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

ARTICLE XI

Guarantee

        Section 11.01    Unconditional Guarantee.

        Each Guarantor hereby unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the "Guarantee"), subject to Article XII, to each of the Holders and to the Trustee and their respective successors and assigns that (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal, if any, and interest on any interest, if any, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 11.05. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Supplemental Indenture, the absence of any action to enforce the same, any waiver or consent by any of the Holders with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Supplemental Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VII for the purposes of this Guarantee, and (y) in the event of any acceleration of such obligations as provided in Article VII, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

        Section 11.02    Subordination of Guarantee.

        The obligations of each Guarantor to the Holders and to the Trustee pursuant to the Guarantee of such Guarantor and this Supplemental Indenture are expressly subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Debt of such Guarantor, to the extent and in the manner provided in Article XII.

        Section 11.03    Severability.

        In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 11.04    Release of a Guarantor.

        In the event of a sale or other disposition of all of the properties and assets of any Guarantor, by way of merger, consolidation or otherwise, the sale of all of the Capital Stock of a Guarantor, whether by way of merger, consolidation or otherwise, in either case provided that such sale or other disposition complies with Section 5.03 (other than provisions for future application of the Net Cash Proceeds), or in the event of the designation of any Guarantor as an Unrestricted Subsidiary in accordance with the Indenture, the Guarantor's Guarantee will be released.

        In addition to releases pursuant to the immediately preceding paragraph, the Guarantee of any Person which becomes a Guarantor after the Issue Date shall be released in accordance with the applicable provisions of Section 5.10.

        The Trustee shall promptly deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officer's Certificate certifying as to the compliance with this Section 11.04. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Notes as provided in this Article XI.

        Section 11.05    Limitation of Guarantor's Liability.

        Each Guarantor and by its acceptance hereof each of the Holders hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, but not limited to, all Guarantor Senior Debt of such Guarantor) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.07, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

        Section 11.06    Guarantors May Consolidate, etc., on Certain Terms.

        Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of Section 5.03) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

          (1)  the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

          (2)  such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee; and

          (3)  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (4)  immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (2) of Section 6.01.

        Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with clause (2) above.

        Section 11.07    Contribution.

        In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Obligations. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date (other than liabilities of such Guarantor under Subordinated Indebtedness)), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liabilities of such Guarantor on its debts including, without limitation, Guarantor Senior Debt (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

        Section 11.08    Waiver of Subrogation.

        Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under its Guarantee and this Supplemental Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights unless and until the Notes shall have been paid in full. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall, subject to the provisions of Article X, Section 11.02 and Article XII, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Supplemental Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Supplemental Indenture and that the waiver set forth in this Section 11.08 is knowingly made in contemplation of such benefits.

        Section 11.09    Evidence of Guarantee.

        To evidence their guarantees to the Holders set forth in this Article XI, each of the Guarantors hereby agrees to execute the notation of Guarantee in substantially the form included in Exhibit B. Each such notation of Guarantee shall be signed on behalf of each Guarantor by an Officer or an assistant Secretary by manual or facsimile signature.

        Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

        If an Officer or assistant Secretary whose signature is on the Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

        The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in the Indenture on behalf of the Guarantors.

        Section 11.10    Waiver of Stay, Extension or Usury Laws.

        Each Guarantor covenants that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Supplemental Indenture; and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE XII

Subordination of Guarantee Obligations

        Section 12.01    Guarantee Obligations Subordinated to Guarantor Senior Debt.

        Anything herein to the contrary notwithstanding, each of the Guarantors, for itself and its successors, and each Holder agrees that the payment of all Guarantee Obligations of such Guarantor are subordinated, to the extent and in the manner provided in this Article XII, to the prior payment in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Debt, of all Obligations on Guarantor Senior Debt of such Guarantor (including all Obligations of such Guarantor with respect to the Senior Credit Facilities, whether outstanding on the Issue Date or thereafter incurred).

        This Article XII shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Guarantor Senior Debt, and such provisions are made for the benefit of the holders of Guarantor Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

        Section 12.02    Suspension of Guarantee Obligations When Guarantor Senior Debt Is in Default

        (a)  If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Guarantor Senior Debt (including, without limitation, guarantees of the foregoing items which constitute Guarantor Senior Debt), then no payment or distribution of any kind or character shall be made by or on behalf of such Guarantor or any other Person on its or their behalf with respect to any Guarantee Obligations or to acquire any of the Notes for cash or property or otherwise until such Payment Default (and all other Payment Defaults) shall have been cured or waived in accordance with the terms of the documentation governing the respective Guarantor Senior Debt or ceased to exist or all Guarantor Senior Debt with respect to which any Payment Default has occurred and is continuing shall have been discharged or paid in full in cash or Cash Equivalents.

        (b)  During any Payment Blockage Period (as determined in accordance with Section 10.02(b)), neither any Guarantor nor any other Person on any Guarantor's behalf shall (i) make any payment of any kind or character with respect to any Guarantee Obligations or (ii) acquire any of the Notes for cash or property or otherwise.

        (c)  In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by the foregoing provisions of this Section 12.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Guarantor Senior Debt, if any, received from the holders of Guarantor Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from a Guarantor and only amounts included in the information provided to the Trustee shall be paid to the holders of Guarantor Senior Debt.

        Section 12.03    Guarantee Obligations Subordinated to Prior Payment of All Guarantor Senior Debt on Dissolution, Liquidation or Reorganization of Such Guarantor.

        (a)  Upon any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to such Guarantor or its assets, whether voluntary or involuntary, all Obligations in respect of Guarantor Senior Debt due or to become due shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of the Guarantor Senior Debt (including interest after the commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Guarantor Senior Debt whether or not such interest is an allowed claim in any such proceeding), before any payment or distribution of any kind or character is made on account of any Guarantee Obligations or for the acquisition of any of the Notes for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled, except for the provisions hereof, shall be paid by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee if received by them, directly to the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amounts of Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Guarantor Senior Debt.

        (b)  To the extent any payment of Guarantor Senior Debt (whether by or on behalf of a Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Guarantor Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

        (c)  It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding sentence) of the Guarantor's obligation to make any distribution or payment pursuant to any Guarantor Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Guarantor Senior Debt in cash or Cash Equivalents, shall have no force or effect for purposes of the subordination provisions contained in this Article X, with any turnover of payments as otherwise calculated pursuant to this Section 12.03 to be made as if no such diminution had occurred.

        (d)  In the event that, notwithstanding the foregoing, any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by this Section 12.03, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior

Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt.

        Section 12.04    Payments May Be Paid Prior to Dissolution.

        Nothing contained in this Article XII or elsewhere in this Supplemental Indenture shall prevent (i) any Guarantor, except under the conditions described in Sections 12.02 and 12.03, from making payments at any time for the purpose of making payments on Guarantee Obligations, or from depositing with the Trustee any monies for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 12.02 or 12.03, the application by the Trustee of any monies deposited with it by or on behalf of a Guarantor for the purpose of making such payments on Guarantee Obligations to the Holders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable the Trustee shall have actually received the written notice provided for in Section 12.13 and in the first sentence of Section 10.02(b) or in the last sentence of this Section 12.04 (provided that, notwithstanding the foregoing, the Holders receiving any payments made in contravention of Sections 12.02 and/or 12.03 (and the respective such payments) shall otherwise be subject to the provisions of Section 12.02 and Section 12.03). Each Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Guarantor, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

        Section 12.05    Holders To Be Subrogated to Rights of Holders of Guarantor Senior Debt.

        Subject to the payment in full in cash or Cash Equivalents of all Guarantor Senior Debt, the Holders shall be subrogated to the rights of the holders of Guarantor Senior Debt of such Guarantor to receive payments or distributions of cash, property or securities of such Guarantor applicable to such Guarantor Senior Debt until all amounts owing on or in respect of the Guarantee Obligations shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of such Guarantor Senior Debt by or on behalf of such Guarantor, or by or on behalf of the Holders by virtue of this Article XII, which otherwise would have been made to the Holders shall, as between such Guarantor and the Holders, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Debt, it being understood that the provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Guarantor Senior Debt, on the other hand.

        Section 12.06    Guarantee Obligations of the Guarantors Unconditional.

        Nothing contained in this Article XII or elsewhere in this Supplemental Indenture or in the Guarantees is intended to or shall impair, as among the Guarantors, their creditors other than the holders of Guarantor Senior Debt, and the Holders, the obligation of the Guarantors, which is absolute and unconditional, to pay to the Holders all amounts due and payable under the Guarantees as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Guarantors other than the holders of the Guarantor Senior Debt, nor shall anything herein or therein prevent any Holder or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Supplemental Indenture, subject to the rights, if any, under this Article XII, of the holders of Guarantor Senior Debt in respect of cash, property or securities of the Guarantors received upon the exercise of any such remedy.

        Section 12.07    Reliance on Judicial Order or Certificate of Liquidating.

        Whenever a distribution is to be made or a notice given to holders of the Guarantor Senior Debt, the distribution may be made and the notice given to their Representative.

        Upon any payment or distribution of assets of a Guarantor referred to in this Article XII, the Trustee, subject to the provisions of Article IX of the Base Indenture, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Guarantor Senior Debt and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII. Nothing in this Article XII shall apply to the claims of, or payments to, the Trustee in its capacity as such under or pursuant to Section 9.06 of the Base Indenture. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of the Guarantor Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Guarantor Senior Debt or a trustee or representative on behalf of any such holder.

        In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of the Guarantor Senior Debt to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of the Guarantor Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XII, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

        Section 12.08    Subordination Rights Not Impaired by Acts or Omissions of the Guarantors or Holders of Guarantor Senior Debt.

        No right of any present or future holders of any Guarantor Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of this Supplemental Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

        Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article XII or the obligations hereunder of the Holders to the holders of Guarantor Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Debt, or otherwise amend or supplement in any manner Guarantor Senior Debt, or any instrument evidencing the same or any agreement under which Guarantor Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Guarantor Senior Debt; and (iv) exercise or refrain from exercising any rights against the Guarantors and any other Person.

        Section 12.09    Holders Authorize Trustee To Effectuate Subordination of Guarantee Obligations.

        Each Holder, by its acceptance of the Guarantee Obligations, authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Guarantor Senior Debt and the Holders, the subordination provided in this Article XII, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of any Guarantor, the filing of a claim for the unpaid balance under its Guarantee Obligations and accrued interest in the form required in those proceedings.

        If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Debt or their Representative shall have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Guarantee Obligations or the rights of any Holder, or to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

        Section 12.10    This Article XII Not To Prevent Events of Default.

        The failure to make a payment on account of principal of or interest on the Guarantee Obligations by reason of any provision of this Article XII will not be construed as preventing the occurrence of an Event of Default.

        Section 12.11    Amendments or Modifications to Article XII.

        Notwithstanding anything to the contrary contained in this Supplemental Indenture, no amendment or modification to any provision of this Article XII or the related definitions used herein (other than to cure any ambiguity, defect, mistake or inconsistency herein, so long as such amendment or modification does not adversely affect the rights of any holder of any Guarantor Senior Debt without the consent of such holder of Guarantor Senior Debt) shall be permitted without the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes) or, if required by Section 9.02(7), by each Holder affected.

        Section 12.12    Acceleration of Notes.

        If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Guarantor Senior Debt of the acceleration.

        Section 12.13    Notice to Trustee; Rights of Trustee and Paying Agent.

        Each Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Guarantee Obligations or the Notes pursuant to the provisions of this Article XII, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

        Notwithstanding the provisions of this Article XII or any other provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and (in the absence of actual knowledge that the respective payment will violate the applicable provisions of this Article XII or Article X) the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at least one Business Day prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article XII (although the receipt of such payment shall otherwise be subject to the applicable provisions of this Article XII) or Article X (although receipt of such payment shall otherwise be subject to the applicable provisions of Article X). Only the Company, a Guarantor, a holder of Senior Debt or a Representative therefor may give the notice. Nothing in this Article XII shall impair the claims of, or payments to, the Trustee in its capacity as such under or pursuant to Section 9.06 of the Base Indenture. Nothing in this Section 12.13 is intended to or shall relieve any Holder of Notes from the obligations imposed under Sections 12.02(c) and 12.03(c) with respect to other distributions received in violation of the provisions hereof.

        The Trustee in its individual or any other capacity may hold the Guarantor Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

ARTICLE XIII

Miscellaneous

        Section 13.01    Trust Indenture Act Controls.

        If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Supplemental Indenture by the Trust Indenture Act, the required or deemed provision shall control.

        Section 13.02    Notices.

        Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

  if to the Company or a Guarantor:

  Hollywood Entertainment Corporation
  9275 S.W. Peyton Lane
  Wilsonville, Oregon 97070
  Attention: Executive Vice President of Legal Affairs
  Facsimile: (503) 570-1701

  with a copy to:

  Stoel Rives LLP
  900 SW Fifth Avenue
  Portland, Oregon 97204
  Attention: Robert J. Moorman, Esq.
  Facsimile: (503) 220-2480

  if to the Trustee:

  BNY Western Trust Company
  550 Kearny Street, Suite 600
  San Francisco, California 94108
  Attention: Corporate Trust Department
  Facsimile: (415) 399-1647

        The Company, any Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

        Section 13.03    Rules by Trustee, Paying Agent and Security Registrar.

        The Trustee may make reasonable rules for action by or at a meeting of Holders. The Security Registrar and the Paying Agent or co-registrar may make reasonable rules for their functions.

        If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a Regular Record Date is not a Business Day, the Regular Record Date shall not be affected.

        Section 13.04    Governing Law.

        THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        Section 13.05    No Personal Liability of Directors, etc.

        None of the Company's or any Guarantor's directors, officers, employees, incorporators or stockholders, as such, shall have any liability for any of the Company's obligations under the Notes, the Indenture, the Guarantee Obligations or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes and Guarantee Obligations by accepting a Note and Guarantee Obligations waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and Guarantee Obligations.

        Section 13.06    Successors.

        All agreements of the Company in the Indenture and the Notes shall bind its respective successors. All agreements of any Guarantor in the Indenture and its Guarantee Obligations shall bind its respective successors. All agreements of the Trustee in the Indenture shall bind its respective successors.

        All agreements of the Guarantor in the Indenture and the Guarantee Obligations shall bind its respective successors.

        Section 13.07    Multiple Originals.

        The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

        Section 13.08    Table of Contents; Headings.

        The table of contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

        Section 13.09    Not Responsible for Recitals or Issuance of Notes.

        The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity, sufficiency or priority of this Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the Company's use of the proceeds from the Notes or for monies paid over to the Company pursuant to this Supplemental Indenture.

        Section 13.10    Adoption, Ratification and Confirmation.

        The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

        IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

HOLLYWOOD ENTERTAINMENT CORPORATION
By:
Name: Title:
HOLLYWOOD MANAGEMENT COMPANY
By:
Name: Title:
BNY WESTERN TRUST COMPANY
By:
Name: Title:

EXHIBIT A

[FORM OF NOTE](a)

HOLLYWOOD ENTERTAINMENT CORPORATION
9.625% Senior Subordinated Notes due 2011

No. [ ]	CUSIP: [ ]
$[ ]

        HOLLYWOOD ENTERTAINMENT CORPORATION, a corporation incorporated under the laws of the State of Oregon, promises to pay to CEDE & CO. or their registered assigns, the principal sum of                        Dollars ($            ) on March 15, 2011.

        Interest Payment Dates: March 15 and September 15, commencing [                        ].

        Record Dates: March 1 and September 1.

        Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

(a)
Include applicable legends.

        IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer.

HOLLYWOOD ENTERTAINMENT CORPORATION
Dated: ________________________	By:
Name: Title:
Attested as of the date set forth above:
By:
Name: Title:
Authentication of Trustee:
This is one of the Global Notes referred to in the within-mentioned Indenture:
BNY WESTERN TRUST COMPANY, as Trustee
By
Name: Title:		Dated: ________________________

HOLLYWOOD ENTERTAINMENT CORPORATION
9.625% Senior Subordinated Notes due 2011

        Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        1.    Interest.    Hollywood Entertainment Corporation, an Oregon corporation (the "Company"), promises to pay interest on the principal amount of this Note at    % per annum. The Company shall pay interest semi-annually on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be [                        ]. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        2.    Method of Payment.    The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on March 1 and September 1 immediately preceding the applicable Interest Payment Date (each, a "Regular Record Date"), even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 1.07 of the Supplemental Indenture referred to below with respect to defaulted interest. The Notes will be payable as to principal and premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payments of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        3.    Paying Agent and Registrar.    Initially, BNY Western Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

        4.    Indenture.    This Note is one of a duly authorized issue of securities of the Company (the "Securities") issued under an indenture, dated as of January 25, 2002 (the "Base Indenture"), as amended by the Supplemental Indenture dated as of December 18, 2002 (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture"), between the Company and BNY Western Trust Company, as trustee (the "Trustee"), and is one of the "Notes" referred to in the Supplemental Indenture, to which the Base Indenture, Supplemental Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, any Guarantor, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes shall be known and designated as the "9.625% Senior Subordinated Notes due 2011." The aggregate principal amount of the Initial Notes to be authenticated and delivered by the Trustee shall be an amount up to $225,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Notes pursuant to Section 2.06, 2.07, 3.05 or 10.06 of the Base

Indenture). The aggregate principal amount of Additional Notes that may be authenticated and delivered under the Indenture on one or more occasions is unlimited; provided the issuance of any Additional Notes is subject to compliance with Section 5.01 of the Supplemental Indenture. Unless otherwise expressly specified, references in the Note to specific Article or Section numbers refer to Articles and Sections contained in the Supplemental Indenture, and not the Base Indenture or any other document.

        5.    Subordination.    The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. The Guarantees of each of the Guarantors are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the Guarantor Senior Debt of each Guarantor on the same basis as the Notes are subordinated to the Senior Debt of the Company. Each Holder by its acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture.

        6.    Optional Redemption.

        (a)  Except as set forth in subparagraph (b) of this Paragraph 6, the Notes are not redeemable before March 15, 2007. Thereafter, the Company may redeem the Notes at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on March 15 of the years indicated below:

Year	Percentage
2007	104.813%
2008	102.406%
2009 and thereafter	100.000%

        In addition, the Company must pay accrued and unpaid interest on the Notes redeemed.

        (b)  Notwithstanding the foregoing, at any time, or from time to time, on or prior to March 15, 2006, the Company may, at its option, use the net cash proceeds from one or more Public Equity Offerings to redeem up to 35% of the principal amount of the Notes issued under the Indenture at a redemption price of [    ]% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that:

          (i)    at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after any such redemption; and

          (ii)  the Company makes such redemption not more than 90 days after the consummation of any such Public Equity Offering.

        7.    Mandatory Redemption.    The Company shall not be required to make mandatory redemption payments with respect to the Notes.

        8.    Repurchase at Option of Holder.

        (a)  If a Change of Control occurs, each Holder will have the right, subject to the terms and conditions set forth in the Indenture, to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described in the Indenture (the "Change of Control Offer") pursuant to Section 5.08, at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase. Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first-class mail, a notice to each Holder, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date").

        (b)  If the Company or a Subsidiary consummates any Asset Sale, under certain circumstances the Company is required to commence an offer to all Holders of Notes (an "Excess Proceeds Offer") pursuant to Section 5.03. The offer price for the Notes (the "Excess Proceeds Offer Amount") will be at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company (or such Subsidiary) may use such remaining Net Proceeds Offer Amount for general corporate purposes or for any other purpose not prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Net Proceeds Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive a Net Proceeds Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

        9.    Notice of Redemption.    Notice of redemption will be mailed, by first-class mail, at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption, unless the Company fails to make such payment.

        10.    Denominations, Transfer, Exchange.    The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

        11.    Persons Deemed Owners.    The registered Holder of a Note may be treated as its owner for all purposes.

        12.    Amendment, Supplement and Waiver.    Subject to certain exceptions, the Indenture, the Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Guarantee with respect to the Notes or to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee.

        13.    Defaults and Remedies.    Events of Default are set forth in the Indenture.

        If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium or additional interest, if any, or interest on the Notes or in respect of a section of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

        14.    Trustee Dealings with Company.    The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

        15.    No Recourse Against Others.    No past, present or future director, officer, employee, incorporator or stockholder of the Company or any of the Guarantors, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

        16.    Authentication.    This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        17.    Abbreviations.    Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        18.    CUSIP Numbers.    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

    Hollywood Entertainment Corporation
    9275 S.W. Peyton Lane
    Wilsonville, Oregon 97070
    Attention: Executive Vice President of Legal Affairs

Assignment Form
To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to
(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No:
SIGNATURE GUARANTEE:

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Option of Holder To Elect Purchase

        If you want to elect to have this Note purchased by the Company pursuant to Section 5.03 or Section 5.08 of the Supplemental Indenture, check the box below:

☐ Section 5.03	☐ Section 5.08

        If you want to elect to have only part of the Note purchased by the Company pursuant to Section 5.03 or Section 5.08 of the Supplemental Indenture, state the amount you elect to have purchased: $

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No:
SIGNATURE GUARANTEE:

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Schedule of Exchanges of Notes(a)

        The following exchanges, redemptions or repurchases of a part of this Global Note have been made:

DATE OF TRANSACTION	AMOUNT OF DECREASE IN PRINCIPAL AMOUNT OF GLOBAL NOTE	AMOUNT OF INCREASE IN PRINCIPAL AMOUNT OF GLOBAL NOTE	PRINCIPAL AMOUNT OF GLOBAL NOTE FOLLOWING SUCH DECREASE (OR INCREASE)	SIGNATURE OF AUTHORIZED OFFICER, TRUSTEE OR NOTE CUSTODIAN

(a)
This Schedule should be included only if the Note is a Global Note.

EXHIBIT B

[FORM OF SENIOR SUBORDINATED GUARANTEE]

        Each undersigned Guarantor (as defined in the Indenture referred to in the Note upon which this notation is endorsed and each referred to as the "Guarantor," which term includes any successor person under the Indenture) hereby unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the "Guarantee"), subject to the subordination provisions of Article XII of the Supplemental Indenture, to each of the Holders and to the Trustee and their respective successors and assigns that (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal, if any, and interest on any interest, if any, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee under the Indenture or thereunder will be promptly paid in full or performed, all in accordance with the terms under the Indenture and thereof; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 11.05 of the Supplemental Indenture. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article XI of the Supplemental Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and the subordination provisions thereof. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

        No stockholder, officer, director or incorporator, as such, past, present or future, of the Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

        This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

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        IN WITNESS WHEREOF, the undersigned Guarantor has caused this Guarantee to be signed by its duly authorized officer.

HOLLYWOOD MANAGEMENT COMPANY
By:	Name: Title:

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EXHIBIT C

FORM OF CERTIFICATE OF TRANSFER

Hollywood Entertainment Corporation
9275 S.W. Peyton Lane
Wilsonville, Oregon 97070
Attention: Executive Vice President of Legal Affairs

BNY Western Trust Company
550 Kearny Street, Suite 600
San Francisco, California 97108
Attention: Corporate Trust Administration

        Re:        % Senior Subordinated Notes due 2011

        Reference is hereby made to the Indenture, dated as of January 25, 2002, as supplemented by the supplemental indenture, dated December [      ], 2002 (the "Indenture"), among Hollywood Entertainment Corporation, as issuer (the "Company"), Hollywood Management Company, as guarantor, and BNY Western Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                , (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                        in such Note[s] or interests (the "Transfer"), to                        (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

        [CHECK ALL THAT APPLY]

          1.    ☐ Check if Transferee is a QIB in accordance with Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

          2.    ☐ Check if Transferee will take delivery pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Regulation S under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities

  Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

          3.    ☐ Check and complete if Transferee will take delivery pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

            (a)  ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

    or

            (b)  ☐ such Transfer is being effected to the Company or a subsidiary thereof;

    or

            (c)  ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

    or

            (d)  ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Regulation S, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit E to the Supplemental Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $500,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

          4.    ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

            (a)  ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive

    Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

            (b)  ☐ Check if Transfer is pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

            (c)  ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 or Regulation S and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name: Title:

Dated: ,

ANNEX A TO CERTIFICATE OF TRANSFER

        1.    The Transferor owns and proposes to transfer the following:

        [CHECK ONE OF (a) OR (b)]

    (a)
    ☐ a beneficial interest in the:

    (i)
    ☐ 144A Global Note (CUSIP                        ); or

    (ii)
    ☐ Regulation S Global Note (CUSIP                        )

    (b)
    ☐ a Restricted Definitive Note.

        2.    After the Transfer the Transferee will hold:

        [CHECK ONE]

    (a)
    ☐ a beneficial interest in the:

    (i)
    ☐ 144A Global Note (CUSIP                        ); or

    (ii)
    ☐ Regulation S Global Note (CUSIP                        ); or

    (iii)
    ☐ Unrestricted Global Note (CUSIP                        ); or

    (b)
    ☐ a Restricted Definitive Note; or

    (c)
    ☐ an Unrestricted Definitive Note,

  in accordance with the terms of the Indenture.

EXHIBIT D

FORM OF CERTIFICATE OF EXCHANGE

Hollywood Entertainment Corporation
9275 S.W. Peyton Lane
Wilsonville, Oregon 97070
Attention: Executive Vice President of Legal Affairs

BNY Western Trust Company
550 Kearny Street, Suite 600
San Francisco, California 94108
Attention: Corporate Trust Administration

        Re:        9.625% Senior Subordinated Notes due 2011

(CUSIP                        )

        Reference is hereby made to the Indenture, dated as of January 25, 2002, as supplemented by the supplemental indenture, dated December 18, 2002 (collectively, the "Indenture"), among Hollywood Entertainment Corporation, as issuer (the "Company"), Hollywood Management Company, as guarantor, and BNY Western Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                        in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

        1.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note:

          (a)  ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b)  ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c)  ☐    Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive

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  Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d)  ☐    Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        2.    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

          (a)  ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

          (b)  ☐    Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]
	By:	Name: Title:
Dated: ,

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EXHIBIT E

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Hollywood Entertainment Corporation
9275 S.W. Peyton Lane
Wilsonville, Oregon 97070
Attention: Executive Vice President of Legal Affairs

BNY Western Trust Company
550 Kearny Street, Suite 600
San Francisco, California 94108
Attention: Corporate Trust Administration

        Re:        9.625% Senior Subordinated Notes due 2011

        Reference is hereby made to the Indenture, dated as of January 25, 2002, as supplemented by the supplemental indenture, dated December 18, 2002 (collectively, the "Indenture"), among Hollywood Entertainment Corporation, as issuer (the "Company"), Hollywood Management Company, as guarantor, and BNY Western Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        In connection with our proposed purchase of $                        aggregate principal amount of:

          (a)  ☐    a beneficial interest in a Global Note, or

          (b)  ☐    a Definitive Note,

    we confirm that:

        1.    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

        2.    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (c) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $500,000, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

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        3.    We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

        4.    We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

        5.    We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

        You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]
	By:	Name: Title:
Dated: ,

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QuickLinks

  Exhibit 4.1
TABLE OF CONTENTS
ARTICLE I Application of Supplemental Indenture and Creation of 9.625% Senior Subordinated Notes due 2011
ARTICLE II Definitions and Incorporation by Reference
ARTICLE III Transfer and Exchange
ARTICLE IV REDEMPTION
ARTICLE V Covenants
ARTICLE VI Successor Company
ARTICLE VII Defaults and Remedies
ARTICLE VIII Legal Defeasance and Covenant Defeasance
ARTICLE IX Amendment, Supplement and Waiver
ARTICLE X Subordination
ARTICLE XI Guarantee
ARTICLE XII Subordination of Guarantee Obligations
ARTICLE XIII Miscellaneous
  EXHIBIT A
[FORM OF NOTE](a) HOLLYWOOD ENTERTAINMENT CORPORATION 9.625% Senior Subordinated Notes due 2011
HOLLYWOOD ENTERTAINMENT CORPORATION 9.625% Senior Subordinated Notes due 2011
Option of Holder To Elect Purchase
Schedule of Exchanges of Notes(a)
  EXHIBIT C
FORM OF CERTIFICATE OF TRANSFER
ANNEX A TO CERTIFICATE OF TRANSFER